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                           IMMUNOTHERAPY CORPORATION
                        1209 SW SIXTH AVENUE, SUITE 603
                             PORTLAND, OREGON 97204

                         THIS PROXY IS SOLICITED BY THE
                BOARD OF DIRECTORS OF IMMUNOTHERAPY CORPORATION
                SPECIAL MEETING OF SHAREHOLDERS, AUGUST 31, 1998

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting and related Proxy Statement with respect to the Special Meeting of Shareholders of IMMUNOTHERAPY CORPORATION (the "Meeting") to be held at the Ramada Inn, 2726
S. Grand Avenue, Santa Ana, California 92705, on Monday, August 31, 1998, at 10:00 a.m., local time, and appoints Jeffrey L. Lillard and James C.L. Baxendale, and each of them (with full power to act without the other), the true and lawful agents and proxies of the undersigned, each having full power of substitution, to represent the undersigned and to vote, as designated below, all shares of IMMUNOTHERAPY Common Stock and Preferred Stock held of record by the undersigned on August 4, 1998, or which the undersigned would be entitled to vote if personally present at the Meeting or any adjournment thereof.

    Please complete below, date and sign on reverse side and return promptly.

    1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER DATED AS OF FEBRUARY 2, 1998, BY AND AMONG ANTIVIRALS INC., ANTIVIRALS ACQUISITION CORPORATION AND IMMUNOTHERAPY CORPORATION, AS AMENDED (THE "MERGER AGREEMENT"), AND TO APPROVE THE MERGER OF IMMUNOTHERAPY CORPORATION WITH AND INTO ANTIVIRALS ACQUISITION CORPORATION, a wholly-owned subsidiary of ANTIVIRALS INC., PURSUANT TO THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
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    2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS OF IMMUNOTHERAPY CORPORATION RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNLESS REVOKED PRIOR TO THE VOTING THEREOF IN THE MANNER SPECIFIED IN THE PROXY STATEMENT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSAL 1.

Please sign below exactly as your name(s) appear hereon, and return this proxy promptly in the accompanying envelope. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Partnership proxies should be signed in full partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate such capacity.
                                             Dated: _____________________, 1998.
NUMBER OF SHARES OF
                                             ___________________________________
Common Stock: _________________________________________
                                                          Signature
________________________________________________________________________________
Preferred Stock: ________________________________________
                                                          Signature